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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF XPEDIOR INCORPORATED APPEARS HERE]


                                                        September 28, 2000


Xpedior Incorporated
One North Franklin
Suite 1500
Chicago, Illinois 60606

Ladies and Gentlemen:

     I am the Senior Vice President, General Counsel and Secretary of Xpedior Incorporated, a Delaware corporation (the "Corporation"), and an attorney duly admitted to practice in The Commonwealth of Massachusetts. I am familiar with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") regarding the 2,000,000 shares of common stock, par value $.01 per share, of the Corporation (the "Shares") to be issued pursuant to the Xpedior Incorporated Employee Stock Purchase Plan (the "Plan").

     I have reviewed such documents and records as I have deemed necessary or appropriate to enable me to express an informed opinion with respect to the matters covered hereby. My opinion expressed below is subject to the effectiveness of the written consent of PSINet Consulting Solutions, Inc. (formerly known as Metamor Worldwide, Inc.) dated as of June 15, 2000, of the issuance of the Shares, in accordance with the terms of such written consent, including, without limitation, compliance with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended, and the Delaware General Corporation Law.

     Based upon the foregoing, I am of the opinion that, when issued or sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the use of my name in the Registration Statement as the legal counsel who has passed upon the legality of the Shares, as well as to the use of this legal opinion as part of the Registration Statement, as required by
Section 7 of the Securities Act, as amended.


                                          Very truly yours,


                                          /s/ Caesar J. Belbel
                                          -------------------------------------
                                          Senior Vice President, General
                                          Counsel and Secretary